Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Insured Dividend
Advantage Municipal Fund
333-59770, 811-09475

An annual meeting of the
shareholders of the
Nuveen Insured Dividend Advantage
Municipal Fund (the Fund) was held
July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3.  have been duly elected and
4. qualified;

Approval of the Board Members
 was reached as follows:

Robert P. Bremner
For 28,655,621
Withhold 192,991

Lawrence H. Brown
For  28,655,258
Withhold 193,354

Jack B. Evans
For  28,656,380
Withhold  192,232

William C. Hunter
For 28,656,947
Withhold  191,665

David J. Kundert
For 28,656,125
Withhold  192,487

William J. Schneider, elected by Preferred
shareholders only
For 9,132
Withhold  31

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 9,132
Withhold  31

Judith M. Stockdale
For 28,651,440
Withhold  197,172

Eugene S. Sunshine
For  28,660,808
Withhold  187,804

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in the
affirmative:
28,404,299 and
the number of negative votes
:  156,837

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007666.